UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2008
Date of Report (Date of earliest event reported)

BEAR RIVER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52827 (Commission File Number)	98-0512569 (IRS Employer Identification No.)

280 Nelson Street, Suite 253 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6B 2E2 (Zip Code)

(778) 389-3663
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On October 7, 2008, Bear River Resources, Inc. (the "Company") entered into an agreement in principle (the "Agreement in Principle") with each of Omnicity, Inc. ("Omnicity") and a shareholder of Omnicity (together with the other shareholders of Omnicity that are to be parties to a formal agreement to replace the Agreement in Principle, the "Vendors") in connection with the proposed acquisition by the Company from the Vendors of all of the issued and outstanding shares of Omnicity (the "Purchased Shares"). The following summary of the Agreement in Principle does not purport to be complete and is qualified in its entirety by reference to the Agreement in Principle; a copy of which is filed as an exhibit hereto.

The Company has applied to regulatory authorities to change its name to Omnicity Corp. and to forward split its authorized and issued capital stock on a 7.7 new for 1 old basis. Upon acceptance there will be 43,880,078 common shares of the Company issued and outstanding.

The total purchase price for the Purchased Shares consists of 23,000,000 (post-forward split) restricted common shares in the capital of the Company. In addition, and under the terms of the Agreement in Principle, it is presently contemplated that, at or prior to closing of the proposed purchase and sale of Omnicity, the Company will cause all 33,880,000 founders' (post-forward split) common shares of the Company to be cancelled leaving 10,000,000 common shares issued and outstanding.

Under the terms of the Agreement in Principle the Company, on its behalf and on behalf of certain investors and such investors who may subscribe directly for convertible loans in and to Omnicity on similar terms (each a "Lender"), has agreed to advance, by way of a loan or loans to Omnicity (the "Loan"), an aggregate principal sum of up to $2,000,000 upon the earlier of November 15, 2008, and five business days of the closing of a minimum of $1,500,000 of the proposed private placement financing described below. Interest on any such Loan will accrue at the interest rate published by The Wall Street Journal as the "Prime Rate" plus 2% per annum, compounded semi-annually and not in advance, and the Loan will mature on the first business day which the earlier of 180 calendar days from the date of the advancement of the principal sum and the completion of the proposed purchase and sale of Omnicity. The principal sum and interest on the Loan will be secured by way of a senior, subordinated (subordinated only to Omnicity's existing bank indebtedness), fixed and floating charge on all of the assets of Omnicity. Under the terms of the Agreement in Principle and any formal agreement, each of the Lenders will have the right and option, exercisable until the close of business on the date of maturity of the Loan, to convert any principal sum, interest or any other sum owing under the Loan to such Lender into common shares of the Company at an agreed settlement price of $0.35 per (post-forward split) common share. The Lenders will have the right to convert after the date of maturity at the discretion of the Company.

In accordance with the terms of the Agreement in Principle the Company, again on its behalf and on behalf of certain investors and such investors who may subscribe directly for convertible loans in and to Omnicity on similar terms, has agreed to raise, by way of a private placement or loan conversion of common shares of the Company (the "Private Placement"), a minimum of $1,500,000 and a maximum of $2,000,000 at a subscription price of not less than $0.35 per (post-forward split) common share; with an understanding that not less than $1,500,000 from the Private Placement will be advanced by the Company to Omnicity at the closing of the purchase and sale with the balance, if any, being available for unallocated working capital for the resulting company. It is contemplated that up to $1,500,000 of any such Private Placement may take the form of the proposed Loan described above.

Each of the parties has agreed that they will not, until the earlier of the closing of the proposed purchase and sale of the Purchased Shares or the termination of the Agreement in Principle, approach or consider any other potential purchasers, or entertain or accept any offer or proposal for the proposed sale of any interest in the Purchased Shares or the assets or the respective business interests of the Company or Omnicity, as the case may be, without the prior written consent of the other party.

The Agreement in Principle contains customary representations and warranties, closing and termination provisions. The closing of the proposed purchase and sale of the Purchased Shares is subject to the satisfaction of a number of conditions customary for transactions of this type, including the delivery of all required documentation, the completion of due diligence by each of the parties, the execution of a formal agreement in respect of the purchase and sale of the Purchased Shares or the delivery of a take-over bid circular by the Company to the Vendors on or before October 31, 2008, the receipt of all applicable consents and approvals on or before November 15, 2008 and the completion of the Private Placement.

In the event that a party is in default under any of the provisions of the Agreement in Principle, the non-defaulting party may give notice to the defaulting party in respect of such default and within 14 calendar days of such notice, the defaulting party is required to either (i) cure the default or commence proceedings to cure the default or (ii) give the non-defaulting party notice that it denies that such default has occurred and that it is submitting the question to arbitration in accordance with the terms of the Agreement in Principle.

The Company is informed that Omnicity, an Indiana company, is presently engaged in the business of the build-out and expansion into full broadband solutions, including a rollup and consolidation of the United States rural WISP market.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Agreement in Principle among Bear River Resources, Inc., Omnicity, Inc. and the principal Vendor of Omnicity, Inc., dated as accepted by Omnicity, Inc. on October 7, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BEAR RIVER RESOURCES, INC. /s/ "Donald M. Prest"
DATE: October 10, 2008.	_________________________________________ Donald M. Prest President, Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and a director

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